EXHIBIT 10.1
FORM OF LOCKUP AGREEMENT
eXegenics, Inc.
1250 Pittsford-Victor Road
Building 200, Suite 280
Pittsford, New York 14534
Ladies and Gentlemen:

     The undersigned, a holder of shares of __________________ (“Company”), desires that the Company merge with and into a wholly-owned subsidiary of eXegenics, Inc. (“Parent”) (the “Merger”). For good and valuable consideration, the undersigned is entering into this agreement (this “Lock-Up Letter Agreement”) and hereby irrevocably agrees that following the closing of the Merger, and until the second anniversary of closing of the Merger (the “Lock-Up Period End Date”), the undersigned will not, directly or indirectly:
     (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Parent Common Stock or any other securities of Parent convertible into or exercisable for Parent Common Stock which are owned as of the date of this Lock-Up Letter Agreement (collectively, the “Shares”), including, without limitation, Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Shares that may be issued upon exercise of any options or warrants, or securities convertible into or exercisable or exchangeable for Shares,
     (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or other securities, in cash or otherwise;
     (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Shares or securities convertible into or exercisable or exchangeable for Shares or any other securities of Parent; or
     (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date of the closing of the Merger and ending on the second anniversary of the closing of the Merger.
     Notwithstanding sections (1) through (4) above, (i) up to one-third of the Shares shall be exempt from and shall not be subject to this Lock-Up Letter Agreement and the undertakings set forth herein beginning upon the twelve month anniversary of the closing of the Merger, (ii) one third of the Shares shall be exempt from and shall not be subject to this Lock-Up Letter Agreement and the undertakings set forth herein beginning upon the eighteen month anniversary of the closing of the Merger; and (iii) one-third of the Shares shall be exempt from and shall not be subject to this Lock-Up Letter Agreement and the undertakings set forth herein beginning upon the twenty four month anniversary of the closing of the Merger
     In furtherance of the foregoing, Parent and its transfer agent on its behalf are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
     It is understood that if the Merger Agreement entered into in connection with the Merger has been terminated without the consummation of the Merger, this Lock-Up Letter Agreement shall be cancelled and of no further force and effect.
     The undersigned understands that the Company will proceed with the Merger in reliance on this Lock-Up Letter Agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
     Nothing herein shall be understood to prevent the undersigned from exercising any warrants to purchase Shares; provided that the Shares issued to the undersigned upon such exercise shall be subject to the terms and conditions of this Lock-Up Letter Agreement until the Lock-Up Period End Date.
     For the avoidance of doubt, nothing herein shall be understood to prevent the undersigned from taking any of the actions described in sections (1) through (4) above with respect to any Shares acquired by the undersigned through open market purchases consummated after the date of this Lock-Up Letter Agreement.
     The undersigned may transfer Shares to any to any entity directly or indirectly controlled by or under common control with the undersigned; provided, however, that it shall be a condition to such transfer that the transferee executes and delivers to Parent, prior to such transfer, an agreement stating that such transferee is receiving and holding the Shares subject to the provisions of this Lock-Up Letter Agreement.
     If the Parent agrees to enter into any agreement with any other holder (or effects a waiver with the same effect) of Shares who agreed to enter into a lock-up letter agreement which is substantially the same as this Lock-Up Letter Agreement to permit such holder to sell Shares prior to the Lock-Up Period End Date which sale would otherwise be restricted by the lock-up letter agreement, the Parent shall enter into a similar agreement with (or provide a similar waiver to) the undersigned to provide for the release of a proportionate number of Shares.
     This Lock-Up Letter Agreement shall terminate upon the Lock-Up Period End Date.

Very truly yours,
By:
Name:
Title:

Dated: March ___, 2007